Exhibit 99.1

CARVE-OUT FINANCIAL STATEMENTS
Springmaid Beach Resort and Conference Center
(A Carve-Out of Leroy Springs & Company, Inc.)
Nine Months Ended September 30, 2014 and Year Ended December 31, 2013
With Report of Independent Auditors

Springmaid Beach Resort and Conference Center
(A Carve-Out of Leroy Springs & Company, Inc.)
Carve-Out Financial Statements

For the Nine Months Ended September 30, 2014 and the Year Ended December 31, 2013

Report of Independent Auditors
To the Board of Directors of Leroy Springs & Company, Inc.
We have audited the accompanying financial statements of Springmaid Beach Resort and Conference Center (Springmaid Beach), a carve-out of Leroy Springs & Company, Inc., which comprise the balance sheets as of September 30, 2014 and December 31, 2013, and the related statements of operations, owner’s net equity (deficit) and cash flows for the nine months ended September 30, 2014 and the year ended December 31, 2013, and the related notes to the carve-out financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these carve-out financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of carve-out financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these carve-out financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the carve-out financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the carve-out financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the carve-out financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the carve-out financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of Springmaid Beach at September 30, 2014 and December 31, 2013, and the results of its operations and its cash flows for the nine months and year then ended, respectively, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

December 12, 2014

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Springmaid Beach Resort and Conference Center
(A Carve-Out of Leroy Springs & Company, Inc.)
Balance Sheets

As of September 30, 2014 and December 31, 2013

ASSETS	2014	2013

Cash and cash equivalents	$90,242	$238,681
Accounts receivable	115,282	58,610
Inventory	181,260	156,120
Prepaid expenses	815,798	484,480
Investment in Resort Property, net	21,982,769	22,942,203
Total assets	$23,185,351	$23,880,094

LIABILITIES AND OWNER'S NET DEFICIT

Liabilities:
Accounts payable and accrued liabilities	$1,297,011	$938,300
Deferred income	614,611	536,234
Notes payable	22,888,711	25,039,961
Total liabilities	24,800,333	26,514,495

Commitments and contingencies (Note 7)

Owner's net deficit	(1,614,982)	(2,634,401)
Total liabilities and owner's net deficit	$23,185,351	$23,880,094

The accompanying notes are an integral part of these financial statements.

2

Springmaid Beach Resort and Conference Center
(A Carve-Out of Leroy Springs & Company, Inc.)
Statements of Operations

For the nine months ended September 30, 2014 and the year ended December 31, 2013

	2014	2013
Revenues:
Rooms	$10,812,039	$10,916,176
Food, beverage and convention services	1,453,088	1,894,956
Pier Café	744,164	662,299
Pier Shop	784,638	874,912
Campground	719,595	951,284
Other	418,372	625,001
Total revenues	14,931,896	15,924,628

Operating expenses:
Room	2,191,827	2,567,080
Food, beverage and convention services	1,219,428	1,535,538
Pier Café	515,690	520,105
Pier Shop	507,627	623,058
Campground	24,811	26,777
Utilities	813,884	1,006,066
Maintenance and repairs	1,855,860	2,742,789
Property tax and insurance	1,361,096	1,843,254
Administrative	1,052,323	1,260,911
Marketing	694,331	976,652
Property management	490,146	441,654
Depreciation	1,396,049	1,807,416
Other	394,063	576,498
Total operating expenses	12,517,135	15,927,798

Other income (expenses):
Loss on disposal of assets	(3,040)	—
Interest expense	(284,325)	(393,978)
Total other income (expenses)	(287,365)	(393,978)
Net income (loss)	$2,127,396	$(397,148)

The accompanying notes are an integral part of these financial statements.

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Springmaid Beach Resort and Conference Center
(A Carve-Out of Leroy Springs & Company, Inc.)
Statements of Owner’s Net Equity (Deficit)

For the nine months ended September 30, 2014 and the year ended December 31, 2013

	2014	2013

Owner's net equity (deficit), beginning of period	$(2,634,401)	$51,901
Net income (loss)	2,127,396	(397,148)
Net distributions to Owner	(1,107,977)	(2,289,154)
Owner's net deficit, end of period	$(1,614,982)	$(2,634,401)

The accompanying notes are an integral part of these financial statements.

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Springmaid Beach Resort and Conference Center
(A Carve-Out of Leroy Springs & Company, Inc.)
Statements of Cash Flows

For the nine months ended September 30, 2014 and the year ended December 31, 2013

	2014	2013

Cash flows from operating activities:
Net income (loss)	$2,127,396	$(397,148)
Adjustments to reconcile net income (loss)
to net cash provided by operating activities:
Depreciation	1,396,049	1,807,416
Loss on disposal of assets	3,040	—
Changes in operating assets and liabilities:
Accounts receivable	(56,672)	25,254
Inventory	(25,140)	47,372
Prepaid expenses	(331,318)	82,884
Accounts payable and accrued liabilities	358,711	155,629
Deferred income	78,377	108,647
Net cash provided by operating activities	3,550,443	1,830,054

Cash flows from investing activities:
Purchases of property and equipment	(439,655)	(675,184)
Net cash used in investing activities	(439,655)	(675,184)

Cash flows from financing activities:
Payments on notes payable	(4,954,250)	(5,418,057)
Borrowings on notes payable	2,803,000	6,595,000
Net distributions to Owner	(1,107,977)	(2,289,154)
Net cash used in financing activities	(3,259,227)	(1,112,211)

Net increase (decrease) in cash	(148,439)	42,659
Cash, beginning of period	238,681	196,022
Cash, end of period	$90,242	$238,681

Supplemental Disclosure of Cash Flow Information:
Interest paid	$244,570	$394,866

The accompanying notes are an integral part of these financial statements.

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Springmaid Beach Resort and Conference Center
(A Carve-Out of Leroy Springs & Company, Inc.)
Notes to Carve-Out Financial Statements

For the nine months ended September 30, 2014 and year ended December 31, 2013

1.	Organization and Nature of Business
Leroy Springs & Company, Inc. (“Leroy Springs”) was organized in November 1938 under the laws of the State of South Carolina as a nonprofit eleemosynary corporation exclusively for charitable, religious, and educational purposes as set forth in the Articles of Incorporation. More specifically, Leroy Springs provides and operates facilities and open space in order to promote the physical and mental health and wellness of the community and foster positive community values. Its high quality, affordable programs provide opportunities for all to enjoy recreational, educational, and community activities, while preserving and interpreting local history and encouraging environmental stewardship. Leroy Springs owns and operates recreational facilities in Lancaster, Fort Mill, Chester and Myrtle Beach, South Carolina and Spruce Pine, North Carolina.
Springmaid Beach Resort and Conference Center (“Springmaid Beach”), an operating facility of Leroy Springs, is a newly remodeled (renovations completed by end of 2013) oceanfront resort and conference center located on 30 acres in Myrtle Beach, South Carolina, that began operations in 1953. Springmaid Beach features 491 hotel rooms, 185 campsites, six pools, two lazy rivers, two onsite restaurants, an 18-hole miniature golf course and gaming arcade, the 1,060 foot Springmaid Pier and a 35,000 square foot conference center.

2.	Summary of Significant Accounting Policies
Basis of Accounting
The accompanying carve-out financial statements are prepared on the accrual basis of accounting, in accordance with accounting principles generally accepted in the United States (U.S. GAAP).
Basis of Presentation
The Springmaid Beach carve-out financial statements have been derived from the accounting records of Leroy Springs on a carve-out basis for the nine months and year ended September 30, 2014 and December 31, 2013, respectively. The Springmaid Beach carve-out financial statements reflect the assets, liabilities, revenues and expenses directly attributable to Springmaid Beach, as well as allocations deemed reasonable by management, to present the financial position, results of its operations and its cash flows on a stand-alone basis. The carve-out financial statements do not necessarily reflect what the results of operations, financial position, or cash flows would have been had Springmaid Beach been a separate entity.
Use of Estimates
The preparation of carve-out financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the carve-out financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Concentration of Credit Risk
Financial instruments, which potentially subject Springmaid Beach to concentration of credit risk, consist principally of cash and cash equivalents and accounts receivable. Springmaid Beach places its cash with high credit quality financial institutions and maintains balances that are at times in excess of federally and nationally insured limits.

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Springmaid Beach Resort and Conference Center
(A Carve-Out of Leroy Springs & Company, Inc.)
Notes to Carve-Out Financial Statements (continued)

For the nine months ended September 30, 2014 and year ended December 31, 2013

2.	Summary of Significant Accounting Policies (continued)
Springmaid Beach grants credit to its customers in the normal course of business and establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.
Cash and Cash Equivalents
Cash and cash equivalents are highly liquid investments purchased with an original maturity of three months or less.
Accounts Receivable
Accounts receivable primarily represents receivables from hotel guests who occupy hotel rooms and utilize hotel services. An allowance for doubtful accounts for estimated losses on uncollectible accounts receivable is maintained, if necessary. As of September 30, 2014 and December 31, 2013, no allowance for doubtful accounts was needed.
Investment in Resort Property, Net
Investment in resort property, net is stated at cost less accumulated depreciation. Major additions and improvements are capitalized to the property and equipment accounts while replacements, maintenance and repairs, which do not improve or extend the life of the respective asset, are expensed as incurred. When assets are retired or otherwise disposed of, the cost of the asset is removed from the asset account, accumulated depreciation is charged an amount equivalent to the depreciation provided and any resulting gain or loss is included in other revenues and gains. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from 7 to 51 years for buildings and structures, 3 to 15 years for equipment, and 7 to 39 years for land improvements.
The carrying value of the property is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such review indicates that the asset is impaired, given that the carrying amount of an asset exceeds the sum of its expected future cash flows, on an undiscounted basis, the asset’s carrying amount is written down to fair value. Long-lived assets to be disposed of are written down to the lower of carrying value or fair value less estimated costs to sell. During the nine months ended September 30, 2014 and year ended December 31, 2013, no impairment adjustments were recorded as a result of this review process.
Advertising and Promotion Costs
Advertising and promotion costs are expensed when incurred. Advertising and promotion costs represent the expense for advertising and reservation systems, and general and administrative expenses that are directly attributable to advertising and promotions.

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Springmaid Beach Resort and Conference Center
(A Carve-Out of Leroy Springs & Company, Inc.)
Notes to Carve-Out Financial Statements (continued)

For the nine months ended September 30, 2014 and year ended December 31, 2013

2.	Summary of Significant Accounting Policies (continued)
Revenue Recognition
Hotel
Room revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room. Food and concession revenue is recognized when services have been rendered. Other operating revenue consists of revenue derived from incidental hotel services such as telephone, entertainment and other guest services. Other revenue is recognized when the services are delivered or goods are sold. Revenues are recorded net of related statutory taxes.
Conference Center
Conference center revenue is recognized as earned, which is generally defined as the dates upon which meetings are held.
RV Campgrounds
RV campgrounds are subject to operating leases with terms generally of one year or less. Springmaid Beach recognized related revenue from the RV campgrounds on a straight-line basis over the term of the lease, when collectability is reasonably assured.
Deferred Income
Deferred income consists of advance deposits received for future room, food and concession, conference center and RV campground revenue at Springmaid Beach.
Inventories
Inventories, consisting primarily of retail items, food and beverages, are stated at the lower of cost or market, with cost determined on a method that approximates first-in, first-out basis.
Springmaid Beach establishes inventory allowances for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated realizable values based on assumptions about forecasted demand and market conditions. There was no inventory allowance as of September 30, 2014 and December 31, 2013, respectively.
Income Taxes
Leroy Springs is a nonprofit corporation exempt from federal and state income taxes under Section 501(c)(3) of the Internal Revenue Code. Accordingly, no provision for such taxes has been made in the accompanying Springmaid Beach carve-out financial statements.

3.	Inventory
Inventory represents resale merchandise and food and beverage inventories of $181,260 and $156,120 at September 30, 2014 and December 31, 2013, respectively.

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Springmaid Beach Resort and Conference Center
(A Carve-Out of Leroy Springs & Company, Inc.)
Notes to Carve-Out Financial Statements (continued)

For the nine months ended September 30, 2014 and year ended December 31, 2013

4.	Investment in Resort Property
Investment in resort property, net as of September 30, 2014 and December 31, 2013, consisted of the following:

	2014	2013

Land	$2,710,599	$2,710,599
Land improvements	2,137,163	2,090,073
Buildings and other structures	34,135,444	33,768,004
Equipment	4,919,166	4,952,765
Construction in progress	—	479,955

Total investment in resort property	43,902,372	44,001,396
Less accumulated depreciation	(21,919,603)	(21,059,193)

Investment in resort property, net	$21,982,769	$22,942,203

5.	Notes Payable
Outstanding balances of notes payable at September 30, 2014 and December 31, 2013 were as follows:

	2014	2013

Payable to Wells Fargo Bank, N.A.:
Line of credit, dated January 1999	$—	$1,870,000
Mortgage note payable dated April 2000 - Palmetto	11,037,007	11,318,257
Building

Payable to The Springs Close Foundation, Inc.:
Note dated April 2005	10,910,110	10,910,110

Payable to the Nash Family:
Promissory note dated December 2007	941,594	941,594

Total notes payable	$22,888,711	$25,039,961

Springmaid Beach’s notes payable represent an allocation of its proportionate share of Leroy Springs’ notes payable balances as of September 30, 2014 and December 31, 2013, respectively. Leroy Springs will retain the legal obligations associated with all outstanding notes payable. As a result, the debt allocations presented in the Springmaid Beach carve-out financial statements represent intercompany balances between Leroy Springs and Springmaid Beach and carry the same terms and conditions as the Leroy Springs’ notes payable as follows:

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Springmaid Beach Resort and Conference Center
(A Carve-Out of Leroy Springs & Company, Inc.)
Notes to Carve-Out Financial Statements (continued)

For the nine months ended September 30, 2014 and year ended December 31, 2013

5.	Notes Payable (continued)
Line of Credit Dated January 1999 - On July 31, 2012, Leroy Springs signed a new credit agreement with Wells Fargo. This credit agreement was amended on July 29, 2013 and the line of credit was increased to a maximum amount of $5,000,000 from $4,000,000. On April 4, 2014, the amended credit agreement was extended to mature August 1, 2014. The credit agreement was amended August 1, 2014 extending the maturity date to May 10, 2015. Interest accrues and is payable monthly at the 30-day LIBOR plus 1.75%. Interest expense for the periods ended September 30, 2014 and December 31, 2013 was $31,064 and $29,108, respectively. The line of credit is secured by a mortgage on the Springmaid Beach property.
Mortgage Note Payable Dated April 2000 – Palmetto Building – Leroy Springs entered into a loan agreement to finance the construction of new buildings and improvements, along with the renovation of existing buildings at Springmaid Beach. The total loan commitment is $16,000,000. Interest is accrued and payable monthly at LIBOR plus 2.35%. At September 30, 2014 and December 31, 2013, interest rates were 2.504% and 2.519%, respectively. Interest only payments were due prior to November 2001. Monthly principal payments of $31,250 and interest commenced November 2001, with the entire balance of unpaid principal and accrued interest due May 10, 2015. Interest expense for the periods ended September 30, 2014 and December 31, 2013 was $210,889 and $296,192, respectively. The mortgage note payable is collateralized by the Springmaid Beach Property, along with an Assignment of Rents and Security Agreement.
Note Payable Dated April 2005 – On April 30, 2005, The Springs Close Foundation, Inc. (the Foundation), an affiliate, issued a $6,625,000 unsecured note to Leroy Springs. The purpose of the note is to fund capital improvements and maintenance to Springmaid Beach’s facilities. The note was amended on March 17, 2009. Interest at the rate per annum of 4.59% began accruing two years from the date of the initial advance, which occurred on January 23, 2006. On March 20, 2009, interest began accruing at the rate per annum of 1.94%. However, per a resolution dated April 19, 2011, the maximum loan amount was increased to $8,000,000 and all interest accrued through March 31, 2011 was forgiven and no interest will be accrued for the remainder of the note.
The note was also amended on December 7, 2011, increasing the maximum loan amount to $14,500,000. A single payment of principal is due January 20, 2016 unless there is a major asset sale by Leroy Springs. In this event, Leroy Springs must use the net proceeds from the sale (after repayment of any primary creditors secured by the assets sold) to repay the Foundation to the extent of the outstanding principal balance.
On March 1, 2010, Leroy Springs along with Wells Fargo Bank, N.A. and the Foundation, entered into a subordination agreement whereby the bank agreed to extend or renew credit to Leroy Springs on the condition that Leroy Springs and the Foundation subordinate the note dated March 17, 2009 in the amount of $14,500,000 (as amended December 7, 2011 - see above) to the bank debt owed to Wells Fargo. Accordingly, all indebtedness owed by Leroy Springs to Wells Fargo (as outlined above) must be repaid before any repayment of the note payable to the Foundation.
Note Payable Dated December 2007 – In connection with the purchase of 0.60 acres of land adjacent to Springmaid Beach, on December 18, 2007, Leroy Springs issued a $2,000,000 promissory note to the Nash family (seller). The note is secured by an irrevocable standby letter of credit issued by Wells Fargo Bank, N.A. The note has a fixed annual interest rate of 6.0%. The note will be repaid in ten annual installments of principal and interest totaling $271,736, beginning on December 18, 2008, with the entire balance of unpaid principal and accrued interest due December 18, 2017. Interest expense for the periods ended September 30, 2014 and December 31, 2013 was $42,372 and $68,678, respectively.

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Springmaid Beach Resort and Conference Center
(A Carve-Out of Leroy Springs & Company, Inc.)
Notes to Carve-Out Financial Statements (continued)

For the nine months ended September 30, 2014 and year ended December 31, 2013

5.	Notes Payable (continued)
Future annual principal payments on these loans follow:

	Notes Payable:
	Palmetto Building	The Foundation	Nash Property	Totals

2014	$93,750	$—	$215,240	$308,990
2015	10,943,257	—	228,155	11,171,412
2016	—	10,910,110	241,844	11,151,954
2017	—	—	256,355	256,355
Thereafter	—	—	—	—

Totals	$11,037,007	$10,910,110	$941,594	$22,888,711

6.	Property Management Agreement
Effective January 1, 2011, Leroy Springs engaged a property management firm (manager) to operate and manage Springmaid Beach. In accordance with the agreement, employees of the hotel remained employees of Leroy Springs until March 1, 2011 and all accounting services provided by the manager commenced on March 1, 2011. The termination date of the agreement is December 31, 2015. Under the terms of the agreement, Springmaid Beach is obligated to pay the following fees:

•	Base fee – a percentage of gross operating revenues equal to 3.5% in year one; 3.25% in year two and 3.0% annually thereafter.

•	Incentive fee – a percentage of the amount net operating income (NOI) exceeds the actual NOI for 2010 (the Base Amount) as follows:

•	10% of excess NOI up to $500,000

•	15% of excess NOI between $500,000 and $1,000,000

•	20% of excess NOI between $1,000,000 and $1,500,000

•	25% of excess NOI greater than $1,500,000

The base fee was $421,446 and $441,654 for the periods ended September 30, 2014 and December 31, 2013, respectively, and is reflected as property management expense in the accompanying statements of operations. The incentive fee was $68,700 and $0 for the periods ended September 30, 2014 and December 31, 2013, respectively.

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Springmaid Beach Resort and Conference Center
(A Carve-Out of Leroy Springs & Company, Inc.)
Notes to Carve-Out Financial Statements (continued)

For the nine months ended September 30, 2014 and year ended December 31, 2013

7.	Commitments and Contingencies
Environmental
Springmaid Beach Resort is subject to various environmental laws of federal, state and local governments. Compliance with existing environmental laws is not expected to have a material adverse effect on Springmaid Beach Resort’s financial condition and results of operations as of September 30, 2014.
Litigation
From time to time, Springmaid Beach may be involved as a party in various legal proceedings. Management regularly analyzes current information and, as necessary, provides accruals for probable liabilities related to these matters. As of the date of the financial statements, there were no threatened or pending legal matters of which management is aware which would, in the opinion of management and legal counsel, have a material impact on Springmaid Beach’s results of operations, financial position or cash flows.

8.	Related Party Transactions
Springmaid Beach incurred and paid to The Springs Company, an affiliate, the following management services fees:

	2014	2013

Tax, legal, investment, audit and accounting	$19,215	$38,430
Construction management fees	$—	$48,443

9.	Subsequent Events
Subsequent to September 30, 2014 and through December 12, 2014, the following transactions occurred:

•
    On August 11, 2014, Leroy Springs’ Board of Directors approved the sale of Springmaid Beach to a Newport Beach - based real estate investment trust. A Purchase Sale Agreement (PSA) was executed September 12, 2014 for a sale price of $40,000,000. A reinstatement and third amendment thereto of the PSA was executed November 17, 2014.

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